SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): March 5, 2007
LEVI STRAUSS & CO.
(Exact name of registrant as specified in its charter)

DELAWARE	002-90139	94-0905160

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1155 BATTERY STREET
SAN FRANCISCO, CALIFORNIA 94111
(Address of principal executive offices, including zip code)
(415) 501-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
Issuance of Notice of Redemption of Floating Rate Senior Notes Due 2012
On March 5, 2007, we issued a notice of redemption that we will redeem all of our $380.0 million aggregate principal amount outstanding floating rate senior notes due 2012 on April 5, 2007. As disclosed in our current report on Form 8-K filed on March 2, 2007, we intend to use the gross proceeds from a new $325.0 million senior unsecured term loan, for which we have obtained binding commitments and are in the process of negotiating a definitive agreement, plus cash on hand of approximately $69.0 million, to redeem the notes and to pay related redemption premiums, transaction fees and expenses.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.
DATE: March 5, 2007	By:	/s/ Heidi L. Manes
	Name:	Heidi L. Manes
	Title:	Vice President, Controller